UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FiberNet Telecom Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

FIBERNET TELECOM GROUP, INC.

570 LEXINGTON AVENUE, 3rd FLOOR

NEW YORK, NEW YORK 10022

(212) 405-6200

April 30, 2003

Dear Stockholder,

We cordially invite you to attend the 2003 annual meeting of stockholders of FiberNet Telecom Group, Inc. (the “Company”) to be held at 10:00 a.m. on Thursday, June 12, 2003 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York.

At the annual meeting, you will be asked to elect six persons to the Board of Directors. In addition, the company will ask the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants. The Company’s board of directors recommends the approval of both of these proposals. Finally, you will be asked to act on such other business as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, we ask that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the annual meeting.

Sincerely,

/S/ MICHAEL S. LISS
Michael S. Liss President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY CARD PROMPTLY.

FIBERNET TELECOM GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2003

To the Stockholders of

FiberNet Telecom Group, Inc.

NOTICE IS HEREBY GIVEN that the annual meeting (the “Annual Meeting”) of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. on Thursday, June 12, 2003, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which are located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York for the following purposes:

1. To elect six members to the board of directors of the Company (the “Board of Directors”).

2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

3. To transact such other business as may be properly brought before the stockholders at the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 17, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 570 Lexington Avenue, New York, New York 10022, and at the time and place of the meeting during the duration of the meeting.

AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES OF VOTING STOCK IS REQUIRED TO CONSTITUTE A QUORUM. ACCORDINGLY, WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. A PRE-ADDRESSED, POSTAGE PREPAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

/S/ MICHAEL S. LISS
Michael S. Liss President and Chief Executive Officer

April 30, 2003

FIBERNET TELECOM GROUP, INC.

570 LEXINGTON AVENUE, 3rd FLOOR

NEW YORK, NEW YORK 10022

(212) 405-6200

PROXY STATEMENT FOR THE FIBERNET TELECOM GROUP, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FiberNet Telecom Group, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. on Thursday, June 12, 2003, at 10:00 a.m. Eastern Time, and any adjournments thereof.

Voting Procedures

Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. Where you specify a choice on the proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

•	FOR Proposal 1 electing the six nominees for director named herein; and

•	FOR Proposal 2 ratifying the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any registered stockholder who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence.

Stockholders Entitled to Vote and Quorum

The close of business on April 17, 2003 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on April 17, 2003, the Company had 1,056,461,952 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote per share on all matters on which such stockholder is entitled to vote.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

For purposes of voting, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore, will have no effect on the outcome of the vote on the proposals. Abstentions are treated as shares present or represented and entitled to vote and have the same effect as a vote against these proposals.

For Proposal 1, nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

For Proposal 2, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003, we require the affirmative vote of a majority of shares of common stock present or represented by proxy and entitled to vote on the matter.

Costs of Solicitation of Proxies

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

This Proxy Statement and the accompanying proxy are being mailed on or about April 30, 2003 to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal on any proposal referred to herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 17, 2003 (the “Record Date”), concerning the ownership of voting securities of (i) each current member of the Board of Directors, (ii) each of the named executive officers, (iii) all of our directors and executive officers as a group and (iv) each beneficial owner of more than 5% of the outstanding shares of any class of our voting securities. The address for each of the directors and named executive officers is c/o FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, NY 10022. Addresses of other beneficial owners are noted on the table.

Five Percent Stockholders	Number of Shares Beneficially Owned	Percent of Class
Deutsche Bank AG, New York Branch (1)	161,448,742	14.9%
31 West 52nd Street 14th Floor New York, NY 10019

Wachovia Investors, Inc. (2)	147,976,388	13.7%
301 S. College Street TW5 NC0537 Charlotte, NC 28288

SDS Merchant Fund, L.P. (3)	136,866,623	12.6%
c/o SDS Capital Partners, LLC 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870

Sargon Capital International Fund Ltd. (4)	119,448,082	11.1%
c/o Sargon Capital, LLC 6 Louis Drive Montville, NJ 07045

IBM Credit LLC (5)	56,231,084	5.3%
One North Castle Drive Armonk, NY 10504

Directors and Executive Officers

Timothy P. Bradley (6)	3,140,873	0.3%
Jon A. DeLuca (7)	850,000	0.1%
Philip L. DiGennaro (8)	1,099,715	0.1%
Roy (Trey) D. Farmer III (9)	1,010,000	0.1%
Joseph Leuci (10)	383,333	0.0%
Michael S. Liss (11)	9,582,991	0.9%
Charles J. Mahoney (12)	162,500	0.0%
Richard E. Sayers (13)	666,185	0.1%
Executive officers and directors as a group (eight persons)	16,895,597	1.6%

(1)	Includes 23,730,159 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(2)	Includes 22,233,333 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(3)	Includes 32,508,941 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(4)	Includes 16,188,751 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.

(5)	Includes 8,328,968 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date.
(6)	Includes 2,982,540 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date which are owned by Signal Equity Partners, L.P., of which Mr. Bradley is a Managing Director. Also includes 125,000 shares of common stock issuable upon the exercise of options, and 33,333 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date, beneficially owned by Signal Equity Management Corp., of which Mr. Bradley is the President. Mr. Bradley disclaims beneficial ownership of all of the shares referred to in this footnote except to the extent of his pecuniary interest.
(7)	Includes 850,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(8)	Includes 262,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(9)	Includes 200,000 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date and 810,000 shares of common stock issuable upon the exercise of options that are exercisable as of the Record Date.
(10)	Includes 383,333 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(11)	Includes 340,753 shares of common stock which are held by Concordia Telecom Management, L.L.C., of which Mr. Liss is the sole member, 1,145,001 shares of common stock issuable upon the exercise of warrants which are held by Concordia Telecom Management, L.L.C. and are exercisable within 60 days of the Record Date, 4,898,677 shares of common stock which are held by MSL Investments, LLC, of which Mr. Liss is the sole member, 1,266,667 shares of common stock issuable upon the exercise of warrants which are held by MSL Investments, LLC and are exercisable within 60 days of the Record Date, 1,871,893 shares of common stock issuable upon the exercise of options held by Mr. Liss that are exercisable within 60 days of the Record Date, and 60,000 shares of common stock issuable upon the exercise of a warrant held by Mr. Liss that is exercisable within 60 days of the Record Date. Mr. Liss disclaims beneficial ownership of the shares owned by Concordia Telecom Management, L.L.C. and MSL Investments, LLC, except to the extent of his pecuniary interest therein.
(12)	Includes 162,500 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(13)	Includes 46,809 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date, and 375,000 shares of commons stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. This also includes 50,666 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of the Record Date owned by Taurus Telecommunications, Inc., of which Mr. Sayers is the controlling stockholder.

As of April 17, 2003, the Company had 1,056,461,952 shares of common stock outstanding.

MANAGEMENT

Board of Directors

Our Certificate of Incorporation and By-Laws provide for our business to be managed by or under the direction of the Board of Directors. Under our Certificate of Incorporation and By-laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members. Directors are elected for a period of one year and thereafter serve, subject to the Bylaws, until the next annual meeting at which their successors are duly elected by the stockholders.

Name	Age	Positions
Timothy P. Bradley	41	Director
Philip L. DiGennaro	43	Director
Roy (Trey) D. Farmer III	32	Director
Michael S. Liss	48	President, Chief Executive Officer and Director
Charles J. Mahoney	65	Director
Richard E. Sayers	65	Director

The following biographical information is furnished as to each of our current directors:

TIMOTHY P. BRADLEY has served as one of our directors since May 7, 1999. Mr. Bradley is a Managing Director and co-founder of Signal Equity Partners, L.P., a private equity investment fund focused on the information and communications industries. Mr. Bradley also co-founded Signal Partners LLC, a financial advisory firm specializing in the communications industry. Previously, Mr. Bradley was a general partner at the Exeter Group, a private equity investment fund. Prior to working in the private equity industry, Mr. Bradley was a practicing attorney in New York City. He has a B.A. from Yale University, a J.D. from New York University School of Law and an M.B.A. from Columbia Business School.

PHILIP L. DIGENNARO has served as one of our directors since July 31, 2000. Mr. DiGennaro served as president and chief operating officer of Devnet from 1996 to early 2003. In 1996, Mr. DiGennaro founded Sound Development Group, a commercial real estate investment and development company based in Westport, Connecticut, which he ran until 1998. Previously, Mr. DiGennaro was employed by the New York State Employees Retirement System as an investment manager. He has a B.S. in Finance from Fairfield University.

ROY (TREY) D. FARMER III has served as one of our directors since May 11, 1999. Mr. Farmer served as our Executive Vice President from May 11, 1999 to March 1, 2002. From 1998 to 1999, he was a partner of Sterling Capital LLC, a private investment firm. From 1997 to 1998, Mr. Farmer worked with Bright Sun Consulting, a strategic consulting firm based in New York City that repositioned technology companies. He has an A.B. from Princeton University, an M.Ed. from Harvard University and an M.A.R. from Yale University.

MICHAEL S. LISS has served as one of our directors and as our President and Chief Executive Officer since May 11, 1999. From 1994 to 1999, he was a Managing Director of Lazard Freres & Co. LLC, and prior to that he was a Senior Managing Director of Bear, Stearns & Co. Inc. Mr. Liss has a B.A. from Columbia University, a J.D. from Yale Law School and a M.P.P.M. from the Yale School of Management.

CHARLES J. MAHONEY has served as one of our directors since May 7, 1999. Previously, he served as President and Chief Executive Officer of Arcade Building Services, a wholly-owned subsidiary of Tishman Speyer Properties, L.P. Since 1990, he was either a Senior Managing Director or Managing Director with Tishman Speyer Properties. Prior to his employment at Tishman Speyer Properties, Mr. Mahoney held positions at the Helmsley Organization and at Con Edison. He has a B.S. from C.W. Post College.

RICHARD E. SAYERS has served as one of our directors since May 7, 1999. Since 1996, he has served as the President of Taurus Telecommunications, Inc., a private consulting company in the telecommunications industry. From October 2001 to 2003, he served as a consultant to Dynegy Global Communications, Inc. From 1994 to 1996, Mr. Sayers was the Vice Chairman of ACC Corp. and President of its international group, serving as Chairman of ACC Telenterprises (ACC-Canada) and Chairman of ACC Long Distance, United Kingdom. Mr. Sayers has nearly 40 years of executive level experience in the telecommunications industry. He has a B.S.E.E. and B.A. from Union College.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2002, there were 15 meetings of the Board of Directors. The Board of Directors also acted by unanimous written consent on three occasions pursuant to Delaware law during this period. No director attended fewer than 75% of the total number of meetings of the Board during fiscal 2002.

Audit Committee. The Audit Committee has three members, Timothy P. Bradley, Charles J. Mahoney and Richard E. Sayers. The Audit Committee met five times during fiscal 2002. The Audit Committee reviews the engagement of the Company’s independent accountants, reviews annual and quarterly financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Please also see the report of the Audit Committee set forth elsewhere in this Proxy Statement, which was drafted by the members of the Audit Committee.

Compensation Committee. The Compensation Committee has three members, Timothy P. Bradley, Charles J. Mahoney and Richard E. Sayers. The Compensation Committee met twice during fiscal 2002. The Compensation Committee administers the Company’s Equity Incentive Plan and reviews, approves and makes recommendations on the Company’s compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company.

Nominating and Governance Committee. The Nominating and Governance Committee has two members, Charles J. Mahoney and Richard E. Sayers. The Nominating Committee acted by unanimous written consent on one occasion pursuant to Delaware law during fiscal 2002. The Nominating and Governance Committee makes recommendations regarding the size and composition of the Board of Directors and the committees of the Board, oversees the annual review of the Board’s and management’s performance, and develops corporate governance guidelines for the Company to follow.

Compensation Committee Interlocks and Insider Participation. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation of Directors

We reimburse ordinary and necessary out-of-pocket-expenses incurred by directors in connection with their services, including attendance at meetings of our Board of Directors. Commencing on November 1, 2002, each non-employee director received a pro-rated annual retainer of $12,000 (payable quarterly in arrears), along with a fee for each board or committee meeting of $500 for attendance via teleconference and $1,000 for attendance in person. The board or committee chairman, as applicable, received an additional $500 for each meeting attended. Directors who are not employees of the Company or any of our affiliates are also entitled to receive options under our Equity Incentive Plan.

Executive Officers

The names of, and certain information regarding, our current executive officers who are not also directors, are set forth below.

Name	Age	Position
Jon A. DeLuca	31	Senior Vice President—Finance and Chief Financial Officer
Joseph Leuci	51	Senior Vice President—Sales and Marketing

JON A. DELUCA has served as our Chief Financial Officer since August 9, 2000 and as our Vice President—Finance from June 14, 1999 to July 3, 2001, on which date he was promoted to Senior Vice President—Finance. From 1997 to 1999, Mr. DeLuca was a Managing Director of Lago Industries, LLC, a private merchant banking firm. From 1992 to 1997, he was employed in the leveraged finance groups of Lazard Freres & Co. LLC and Bear, Stearns & Co. Inc. Mr. DeLuca has a B.A. from Trinity College.

JOSEPH LEUCI has served as our Senior Vice President—Sales and Marketing since January 7, 2002. Prior to this time he served as our Vice President—Sales beginning on December 6, 1999. Before joining us, Mr. Leuci was employed by British Telecommunications plc from 1995 to 1999, where he served as Vice President-Americas. At British Telecommunications, Mr. Leuci was responsible for International Carrier Sales for North America, Central America and South America. Mr. Leuci has more than 25 years of sales management experience including more than 15 years in the telecommunications industry. Mr. Leuci has a B.S. from St. John’s University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received by our Chief Executive Officer and each of the four most highly compensated executive officers who were employed by us at the end of fiscal 2002 for services rendered to the Company in all capacities during the past three fiscal years ended December 31st, and who earned in excess of $100,000 for services rendered to us during fiscal 2002. Collectively, the CEO and these other officers are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary	Annual Compensation				Long-Term Compensation
			Bonus		Other Annual Compensation		Securities Underlying Options/(#)
Michael S. Liss	2002	$350,000	$475,000	(1)	—		—
President, CEO and Director	2001	$345,000	$200,000		—		1,247,929
	2000	$323,558	—		—		1,247,929	(2)

Jon A. DeLuca	2002	$225,000	$80,000		—		—
Senior Vice President—Finance and Chief	2001	$219,230	$55,000		—		900,000
Financial Officer	2000	$172,790	$25,000		—		100,000

Joseph Leuci	2002	$256,154	—		$20,000	(3)	—
Senior Vice President—Sales and Marketing	2001	$160,000	—		$120,000	(3)	500,000
	2000	$150,000	$10,000		$115,000	(3)	50,000

Lance L. Mickel	2002	$237,039	—		—		—
Former Senior Vice President—Network	2001	$234,389	$44,000		—		900,000
Operations	2000	$211,731	$50,000		—		400,000	(4)

Thomas Brown	2002	$139,269	—		$81,463	(3)	—
Vice President—Sales and Marketing	2001	$121,000	—		$108,481	(3)	125,000
	2000	$115,000	—		$94,328	(3)	25,000

(1)	Includes a payment of $400,000 to Mr. Liss for his efforts in negotiating and coordinating the Company’s recapitalization in October 2002.

(2)	Represents an option to purchase 1,005,000 shares of common stock at $1.00 per share granted on December 21, 2000, under a stock option agreement with Mr. Liss. The December 21, 2000 option replaced canceled options to purchase 440,000 shares of common stock at $3.75 per share, 125,000 shares of common stock at $4.00 per share and 440,000 shares of common stock at $6.00 per share. Excluding that replacement option, Mr. Liss received an additional option to purchase 242,929 shares of common stock during fiscal 2000.
(3)	Consists of sales commissions.
(4)	Represents an option to purchase 300,000 shares of common stock at $6.00 per share granted on December 21, 2000, under a stock option agreement with Mr. Mickel. The December 21, 2000 option replaced a canceled option to purchase the same number of shares at $9.313 per share. Excluding that replacement option, Mr. Mickel received an additional option to purchase 100,000 shares of common stock during fiscal 2000. As of January 31, 2003, Mr. Mickel was no longer employed by the Company.

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercises of options by each of the named executive officers during fiscal 2002. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of our common stock.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In- The-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael S. Liss	—	—	1,871,893	623,965	—	—
Jon A. DeLuca	—	—	850,000	450,000	—	—
Joseph Leuci	—	—	383,333	266,667	—	—
Lance L. Mickel	—	—	850,000	450,000	—	—
Thomas Brown	—	—	129,167	70,833	—	—

(1)	The value of unexercised in-the-money options at fiscal year end assumes a fair market value for our common stock of $0.17, the closing sale price per share of our common stock as reported in the Nasdaq SmallCap Market System on December 31, 2002. None of the named executive officers held “in-the-money” stock options as of December 31, 2002.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Other than a provision in our Equity Incentive Plan that provides for the accelerated vesting of all outstanding options upon a change-in-control, unless otherwise determined by our Board of Directors, we do not have any employments contracts, termination of employment or change-in-control arrangements with any of the named executive officers.

Option Repricing

The following table sets forth information concerning the repricing of stock options held by each of the named executive officers since November 24, 1997 (the date on which the Company completed its merger with Desert Native Designs, Inc., a Nevada corporation, and, thereby, became a publicly-traded company), including (i) the date of the repricing, (ii) the number of shares subject to the repriced options, (iii) the market price at the time of repricing, (iv) the exercise price prior to repricing, (v) the new exercise price and (vi) the original option term remaining at the date of repricing:

TEN YEAR OPTION REPRICINGS(1)

Name/Position	Date	Number of Options Repriced or Amended	Market Price of Stock at time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing or Amendment (years)
Michael S. Liss,	12/21/00	125,000	$3.75	$4.00	$1.00	8.5
President, CEO and Director		440,000	3.75	3.75	1.00	9.0
		440,000	3.75	6.00	1.00	9.0
Lance L. Mickel,	12/21/00	300,000	$3.75	$9.313	$6.00	9.5
Former Senior Vice President—Network Operations

(1)	Information regarding the repricing of options is provided only for repricings effected after the Company became a publicly-traded company on November 24, 1997.

Performance Graph

The following graph compares the yearly percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 31, 1997 and ending on December 31, 2002 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) the share price at the beginning of the measurement period) with the cumulative total return of The Nasdaq Stock Market and our peer group1 during such period. It should be noted that we have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Standard & Poor’s Institutional Market Services, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

Total Return to Shareholders

(Includes reinvestment of dividends)

[1]	Our “peer group” consists of those entities used on our performance graph for 2001, except it excludes those entities that are no longer trading on a national exchange or that no longer exist. Our “peer group” consists of: Allegiance Telecom, Inc., Level 3 Communications, Inc., McLeodUSA, Inc., Pac-West Telecom, Inc., Qwest Communications International, Inc., Time Warner Telecom Inc., US LEC Corp. and WilTel Communications Group, Inc. (formerly known as Williams Communications Group, Inc.).

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Overview

This report relates to compensation decisions made by the Compensation Committee. This report shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent it specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee, which consists of Timothy P. Bradley, Charles J. Mahoney and Richard E. Sayers, is responsible for establishing and administering the Company’s executive compensation policies. This report addresses the compensation policies for the fiscal year ended December 31, 2002 as they affected Mr. Liss, in his capacity as President and Chief Executive Officer of the Company, and the other executive officers of the Company.

General Compensation Policy

The objectives of the Company’s executive compensation program are to:

•	Provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	Support the achievement of desired Company performance; and

•	Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

The Company’s executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual discretionary incentive bonuses, which are based on the achievement of objectives and Company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with the Company to attract and retain employees.

Base Salary

The Compensation Committee reviews base salary levels for the Company’s executive officers on an annual basis. Base salaries are set competitively relative to companies in the telecommunications industry and other comparable companies. In determining salaries the Compensation Committee also takes into consideration individual experience and performance. The Compensation Committee seeks to compare the salaries paid by companies similar in size and industry to the Company. Within this comparison group, the Company seeks to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to the Company’s performance. In setting base salaries, the Compensation Committee also takes into account the level of competition among telecommunications companies to attract talented personnel.

Annual Incentive Bonuses

The Company, along with each executive officer, establishes goals related specifically to that officer’s areas of responsibility. The Compensation Committee determines the amount of each executive’s bonus based on a subjective assessment by the Compensation Committee of the officer’s progress toward achieving the established goals. Bonuses are typically awarded on an annual basis.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company’s common stock. The Compensation Committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the telecommunications industry as well as a broader group of companies of comparable size. In determining the amount of each grant, the Compensation Committee takes into account the number of shares held by the executive prior to the grant as well as the performance of the Company and the individual executive. To help ensure that stock option grants reward only those executive officers who benefit the Company, the Equity Incentive Plan provides that awards will be canceled and that certain gains must be repaid if an executive officer violates certain provisions of the plan. These provisions include prohibitions against engaging in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information or soliciting customers away from the Company.

Chief Executive Officer Compensation

In fiscal 2002, Mr. Liss received a base salary of $350,000 and a regular bonus of $75,000. The Compensation Committee believes that these levels are consistent with the range of salary and bonus levels received by his counterparts in companies in the telecommunications industry and other comparable companies. The Compensation Committee believes Mr. Liss has managed the Company well in a challenging business climate and has continued to move the Company toward its long-term objectives. In addition, in connection with the Company’s recapitalization in October of 2002, and upon the recommendation of the Compensation Committee, the Company paid Mr. Liss $400,000 as a special bonus for his efforts in negotiating and coordinating such recapitalization.

Tax Considerations

The Compensation Committee’s compensation strategy is to be cost and tax effective. Therefore, the Compensation Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but that may not always qualify for full tax deductibility.

THE COMPENSATION COMMITTEE:

Timothy P. Bradley

Charles J. Mahoney

Richard E. Sayers

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists of two directors who meet the independence and experience requirements of the Nasdaq SmallCap Market and one additional director1, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal 2002, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and Deloitte & Touche LLP, the Company’s independent auditors for that fiscal year;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and a letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined to be appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The forgoing report was prepared on March 12, 2003 by the following Directors of the Company, constituting all the members of the Audit Committee at that time:

THE AUDIT COMMITTEE:

Timothy P. Bradley

Charles J. Mahoney

Richard E. Sayers

[1]	The Board determined that due to Mr. Bradley’s financial expertise, it is in the best interest of the Company and its stockholders that he serve on the Audit Committee despite the fact that a $250,000 payment made to Signal Equity Management Corp., of which Mr. Bradley is the President made in July, 2000, may cause Mr. Bradley to not be deemed independent under NASD Marketplace Rule 4200.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Timothy P. Bradley, who is a member of the Company’s Board of Directors, Audit Committee and Compensation Committee, serves as the President of Signal Equity II Management Corp. On March 31, 2003, the Company executed an engagement letter with Rowny Capital (in association with Signal Equity) to provide financial advisory services in connection with the possible acquisition by the Company of a certain business. In the event this transaction were consummated, if at all, the Company would be obligated to pay a fee of $1,000,000 in capital stock to Rowny Capital and Signal Capital.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1

ELECTION OF DIRECTORS

Background

Under the Company’s Certificate of Incorporation and By-Laws, the number of directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

The Board of Directors has voted (i) to set the size of the Board of Directors at six and (ii) to nominate Timothy P. Bradley, Philip L. DiGennaro, Roy (Trey) D. Farmer III, Michael S. Liss, Charles J. Mahoney and Richard E. Sayers for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

Unless authority to vote for either of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF TIMOTHY P. BRADLEY, PHILIP L. DIGENNARO, ROY (TREY) D. FARMER III, MICHAEL S. LISS, CHARLES J. MAHONEY AND RICHARD E. SAYERS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

INDEPENDENT PUBLIC ACCOUNTANTS

Background

Our Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. The Board proposes that the stockholders ratify this appointment. The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The Company paid Deloitte & Touche LLP a total of $166,875 for their audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for their review of the Company’s Quarterly Reports on Form 10-Q filed during the last fiscal year.

All Other Fees

During the Company’s fiscal year ended December 31, 2002, the Company paid Deloitte & Touche LLP a total of $217,003 for their provision of tax and all other services.

The Audit Committee has considered whether the provision of the services described above under the caption All Other Fees was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it did.

Change of Accountants

On July 25, 2002, we were notified by the Securities and Exchange Commission that Arthur Andersen LLP had notified it that Arthur Andersen was unable to perform future audit services for us, effectively terminating our relationship with Arthur Andersen. Consequently, as of July 25, 2002, Arthur Andersen no longer served as our independent auditor. Arthur Andersen’s report on our financial statements for the year ended December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, however, it did include supplemental information regarding certain adjustments that were applied to restate our financial statements for 1999. Arthur Andersen’s report indicated such adjustments were appropriate and properly applied.

During the years ended December 31, 2000 and December 31, 2001, and the subsequent period prior to July 25, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the years ended December 31, 2000 and December 31, 2001, and the subsequent period prior to July 25, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission). We have requested Arthur Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and disclosures. While we have received no information from Arthur Andersen that it has a basis for disagreement with such statements, we have been unable to obtain such a letter due to the fact that the personnel primarily responsible for our account (including the engagement partner and manager) have left Arthur Andersen.

On August 7, 2002, based upon the recommendation of our Audit Committee and the approval of our Board of Directors, we engaged Deloitte & Touche LLP as our independent auditor for the fiscal year ended December 31, 2002. During the fiscal years ended December 31, 2000 and 2001 and the subsequent interim period through August 6, 2002, Deloitte & Touche LLP was not engaged as our principal accountant to audit our financial statements nor was it consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K under the Securities Act of 1933.

In the event that ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

Required Vote

The affirmative vote of a majority of the shares voted at the Annual Meeting is required to ratify the appointment of the independent public accountants.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to the Company’s Annual Meeting of Stockholders to be held in 2004, stockholder proposals must be received no later than December 31, 2003. If the Company does not receive notice of any matter to be considered for presentation at the Annual Meeting, by December 31, 2003, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of President, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, WE ASK THAT YOU FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors,
/s/	MICHAEL S. LISS
Michael S. Liss President and Chief Executive Officer

New York, New York

April 30, 2003

The Company’s Annual Report on Form 10-K, as filed with the SEC (other than exhibits thereto), which provides additional information about the Company, is available to beneficial owners of our common stock without charge upon written request to President, FiberNet Telecom Group, Inc., 570 Lexington Avenue, New York, New York 10022.

FIBERNET TELECOM GROUP, INC.

Annual Meeting of Stockholders

June 12, 2003

Please date, sign and mail your proxy card as soon as possible

Ú  FOLD AND DETACH HERE  Ú

FIBERNET TELECOM GROUP, INC.

THIS PROXY IS BEING SOLICITED BY FIBERNET TELECOM GROUP, INC.’S BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated April 30, 2003, in connection with the Annual Meeting to be held at 10:00 a.m. on Thursday, June 12, 2003 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Michael S. Liss and Jon A. DeLuca, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of FiberNet Telecom Group, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.	Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).
☐ FOR	☐ WITHHOLD	☐ FOR all nominees except

Nominees: Timothy P. Bradley, Philip L. DiGennaro, Roy (Trey) D. Farmer III, Michael S. Liss,

Charles J. Mahoney, Richard E. Sayers

(Continued and to be signed on reverse side)

Ú  FOLD AND DETACH HERE  Ú

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003.
☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Date

Signature	Date